IVY FUND
                       CALCULATION OF S.E.C. TOTAL RETURN
                      FOR THE YEAR ENDED DECEMBER 31, 1992


                               IVY GROWTH                     IVY GROWTH W/INCOME         IVY INTERNATIONAL

                               WITHOUT         WITH           WITHOUT      WITH           WITHOUT       WITH
                               SALES CHRG      SALES CHRG     SALES CHRG   SALES CHRG     SALE CHRG     SALES CHRG

TIME PERIOD (W)
----------------------------
START DATE                       31-Dec-91     31-Dec-91       31-Dec-91    31-Dec-91     31-Dec-91      31-Dec-91
END DATE                         31-Dec-92     31-Dec-92       31-Dec-92    31-Dec-92     31-Dec-92      31-Dec-92
NUMBER OF YEARS                      1             1               1             1             1             1

BEGINNING VALUE (BV)
----------------------------
BEGINNING INVESTMENT             10,000.00     10,000.00       10,000.00    10,000.00     10,000.00      10,000.00
PRICE PER SHARE                      16.91         17.94            9.74        10.33         19.37          20.55
BEGINNING SHARES                    591.37        557.36        1,026.69       967.66        516.26         486.58

DIVIDENDS
----------------------------
DISTRIBUTION PER SHARE               2.799         2.799            0.77         0.77         0.503          0.503
TOTAL DISTRIBUTION                1,655.23      1,560.06          790.55       745.10        259.68         244.75
REINVEST PRICE                       14.98         14.98            9.17         9.17         18.88          18.88
INCREASE IN # SHARES                110.50        104.14           86.21        81.25         13.75          12.96
TOTAL SHARES                        701.86        661.51        1,112.90     1,048.91        530.02         499.54

ENDING REDEEMABLE VALUE (ERV)
----------------------------
ENDING # SHARES                     701.86        661.51        1,112.90     1,048.91        530.02         499.54
NAV PER SHARE                        14.99         15.90            9.22         9.78         18.88          20.03
ENDING REDEEMABLE VALUE          10,520.92     10,517.93       10,260.98    10,258.37     10,006.71      10,005.80

TOTAL RETURN AT THE END OF THE PERIOD (ERV/BV)^(1/N)-1
----------------------------
RECIPROCAL OF W (1/W)                 1.00          1.00            1.00         1.00          1.00           1.00
ERV                              10,520.92     10,517.93       10,260.98    10,258.37     10,006.71      10,005.80
DIVIDED BY:  BV                  10,000.00     10,000.00       10,000.00    10,000.00     10,000.00      10,000.00
LESS THE PRINCIPAL FACTOR             1.00          1.00            1.00         1.00          1.00           1.00
  TOTAL RETURN                       5.21%         5.18%           2.61%        2.58%         0.07%          0.06%


**NOTE:  PRICE PER SHARE IS THE NET ASSET VALUE FOR CALCULATIONS THAT DO NOT INCLUDE SALES CHARGES.
                   PRICE PER SHARE IS THE MAXIMUM PUBLIC OFFERING PRICE FOR CALCULATIONS THAT DO NOT INCLUDE
SALES CHARGES.




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                      MACKENZIE INVESTMENT MANAGEMENT INC.
                                IVY MONEY MARKET
                             AS OF DECEMBER 31, 1992

            Effective 7 Day Yield = ((Base Period Return + 1)^(365/7))-1

                          SEC YIELD WITH REIMBURSEMENT

                        Base Period Return = .0004617673
                          7 Day Effective Yield = 2.44%

                         SEC YIELD WITHOUT REIMBURSEMENT

                        Base Period Return = .0003095808
                          7 Day Effective Yield = 1.63%

                Net 7 Day Yield = ((Base Period Return)*(365/7))

                          SEC YIELD WITH REIMBURSEMENT

                        Base Period Return = .0004617673
                               7 Day Yield = 2.41%

                         SEC YIELD WITHOUT REIMBURSEMENT

                        Base Period Return = .0003095808
                               7 Day Yield = 1.61%